UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

  Indiana                        1-15983               38-3354643
(State or other jurisdiction    (Commission         (IRS Employer

of incorporation)                      File No.)           Identification No.)

2135 West Maple Road

Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 5, 2010, ArvinMeritor, Inc. (“ArvinMeritor”) entered into Amendment No. 5 to Credit Agreement, among ArvinMeritor, ArvinMeritor Finance Ireland (“AFI”), the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent. The amendment relates to the Credit Agreement, dated as of June 23, 2006, as previously amended, by and among ArvinMeritor, AFI, and the institutions from time to time parties thereto as lenders, including JPMorgan Chase Bank, National Association, as Administrative Agent (the “Credit Agreement”). The amendment will become effective upon completion of the pricing of a capital markets debt issuance, a capital markets equity issuance or a combination thereof, the aggregate proceeds of which will equal or exceed $275 million, and will:

•

extend the maturity of the Credit Agreement from June 2011 to January 2014; provided, however, that if ArvinMeritor has not voluntarily repurchased, retired, redeemed or defeased at least $150,000,000 in the aggregate principal amount of its 8-3/4% senior notes due 2012 prior to December 1, 2011 (such that the aggregate outstanding principal amount of such notes is less than $126,000,000), then the credit facility will instead mature on December 1, 2011;

•

reduce the revolving credit facility provided for under the Credit Agreement from $666 million to $539 million through June 2011 and then to $396 million from June 2011 until its maturity in January 2014;

•	modify the debt-to-EBITDA financial covenant and other covenants with respect to permitted indebtedness, permitted capital expenditures and restricted payments;

•	reset certain investment and acquisition baskets;

•

add an accordion feature, which allows ArvinMeritor to increase the size of the credit facility to up to $100 million with additional term loans and/or revolving loans with new or existing creditors who agree thereto;

•	require prepayments of loans in an amount by which the outstanding obligations under the Credit Agreement exceed the value of the collateral thereunder; and

•	amend the pricing schedule to increase the applicable interest rate margins.

The amendment is filed as Exhibit 10a to this Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

10a – Amendment No. 5 to Credit Agreement, dated as of February 5, 2010, among ArvinMeritor, AFI, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           ARVINMERITOR, INC.

By: /s/Vernon G. Baker, II

                                                          Vernon G. Baker, II

                          Senior Vice President and General Counsel

Date: February 9, 2010

EXHIBIT INDEX

Exhibit No.     Description

10a

Amendment No. 5 to Credit Agreement, dated as of February 5, 2010, among ArvinMeritor, AFI, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent